                  CERTIFICATE OF INCORPORATION WITH RESPECT TO
                VALORITZACIONS AGRORAMADERES LES GARRIGUES, S.L.

The undersigned, Cesar Rodriguez, attorney-at-law, officiating under Spanish Bar
Association, declares that:

     1.- Valoritzacions  Agroramaderes les Garrigues, S.L., hereinafter referred to as: "the Company"- is a closed company with limited liability, organised under the laws of Spain,  having  its  registered  office at Calle  Bonsoms
     15-17, Barcelona 08028, Spain and having its offices at the same place, and being registered in the Mercantile Register of Barcelona on Page B-221.001.

     2.-  According  to  the  registration  of  the  aforementioned   Mercantile
     Register,  the Articles of Association of the Company have not been amended since the incorporation at civil law notary, officiating in Barcelona on 14
     March 2000.

     3.- According to those Articles of Association of the Company,  the purpose of the Company is the promotion, construction,  management and operation of an efficient pig slurry industrial treatment plant.

     4.- The company can participate in, manage and finance these enterprises.

     5.-  According  to  the  registration  of  the  aforementioned   Mercantile
     Register, the directors of the Company are:

          1.   Maria del Carmen Garcia Arguelles,  adult of age,  Spanish,  with domicile in Paseo de la Castellana,  23, 2(0), Madrid and Spanish
               ID number 10.874.842-M;
          2.   Juan Gumma Maragall,  adult of age, Spanish, with domicile in Via
               Augusta 118, and Spanish ID Number 46.226.003-M;
          3.   Eduard Cau  Barrufet,  adult of age,  Spanish,  with  domicile in
               Calle  Portal 1,  Puiggros,  Lleida  and with  Spanish  ID Number
               78.078.187-H;
          4.   Jeronimo Angulo Aramburu, adult of age, Spanish, with domicile in
               Calle Jose Teresa 1, Pozuelo de Alarcon,  Madrid and with Spanish
               ID Number 982.589-Y;
          5.   Santiago Ugaldea Jauregui, adult of age, Spanish with domicile in
               Calle Goieta 18, Elorrio, Vizcaya;
          6.   Jaime Beleta Supervia,  adult of age,  Spanish,  with domicile in
               Calle Bonsoms 15-17,  Barcelona  08028 and with Spanish ID Number
               37.714.996-X;
          7.   Ignacio Mataix Entero,  adult of age,  Spanish,  with domicile in
               Av. Paral. lel 51, 1st Floor, 08004 Barcelona and with Spanish ID
               Number 2.854.326-A.

     6.- The secretary  non-director  is Sergi  Sugranyes  Palet,  of legal age,
     Spanish, with domicile at Calle Provenca,, 5(degree), 08025 Barcelona.

Signed in Madrid on 23 April 2002

Fdo. Cesar Rodriguez Gonzalez
Oviedo Bar Association (Spain), N(0)3.133